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                                                                   EXHIBIT 10-4



                           THE DETROIT EDISON COMPANY
                     SUPPLEMENTAL LONG TERM DISABILITY PLAN


The Detroit Edison Company Supplemental Long Term Disability Plan ("SLTD"), established by the Detroit Edison Company (the "Company") effective November 5, 1991 is hereby amended and restated as of January 27, 1997.


SECTION 1 - PURPOSE

The SLTD Plan supplements on a limited basis the benefits payable under the qualified Long Term Disability ("LTD") Plan. The SLTD Plan ensures that all employees of Detroit Edison or a participating affiliate who become eligible to and do receive benefits under the LTD Plan of The Detroit Edison Company will, to the extent their base pay is not covered by the qualified plan, receive the same dollar amount of benefits as they would have received were it not for the limitations imposed on the maximum base pay recognized under the LTD Plan. All of the terms set forth under the LTD Plan are applicable to the SLTD Plan.

SECTION 2 - ADMINISTRATION

The SLTD Plan shall be administered by the Director - Benefit Plan Administration as an unfunded, unsecured plan. The Administrator's decisions in all matters involving the interpretation and application of the SLTD Plan shall be conclusive.

SECTION 3 - ELIGIBILITY

Employees of Detroit Edison or a participating affiliate whose benefits under the LTD Plan are limited due to the maximum base pay recognized under that plan shall be eligible for the benefits provided by the SLTD Plan. In no event shall a person who is not entitled to benefits under the LTD Plan be eligible for any benefits under the SLTD Plan.

Participating in the SLTD Plan does not guarantee continued employment with the Company or the participating affiliate.

SECTION 4 - AMOUNT OF BENEFITS

A claim filed under the LTD Plan shall be deemed filed under the SLTD Plan when applicable. For that portion of base pay in excess of the amount eligible for benefits


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under the qualified LTD Plan, the amount of the benefit payable under the SLTD
Plan shall be determined using the formula provided under the LTD Plan.

SECTION 5 - PAYMENT OF BENEFITS

Payment of benefits under the SLTD Plan shall be made coincident with the payment of benefits under the LTD Plan or as soon as practicable thereafter.

Benefits under the SLTD Plan shall be payable solely from the general assets of the Company or the participating affiliate.

SECTION 6 - AMENDMENT AND DISCONTINUANCE

The Company or participating affiliate reserves the right to amend, modify, supplement or terminate the SLTD Plan at any time.

JRM: 12-13-96

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